Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of The Coca-Cola Company listed below and in the related Prospectuses of our reports dated (i) February 20, 2025 (except as it relates to the effects of the changes in reportable segments as discussed in Note 1, as to which the date is June 26, 2025), with respect to the consolidated financial statements of The Coca-Cola Company and subsidiaries, and (ii) February 20, 2025 with respect to the effectiveness of internal control over financial reporting of The Coca-Cola Company and subsidiaries, included in this Current Report on Form 8-K.

1	Registration Statement Number 2-88085 on Form S-8
2	Registration Statement Number 333-78763 on Form S-8
3	Registration Statement Number 333-35298 on Form S-8
4	Registration Statement Number 333-88096 on Form S-8
5	Registration Statement Number 333-150447 on Form S-8
6	Registration Statement Number 333-179707 on Form S-8
7	Registration Statement Number 333-186948 on Form S-8
8	Registration Statement Number 333-195553 on Form S-8
9	Registration Statement Number 333-221170 on Form S-8
10	Registration Statement Number 333-224573 on Form S-8
11	Registration Statement Number 333-262978 on Form S-8
12	Registration Statement Number 333-262979 on Form S-8
13	Registration Statement Number 333-268053 on Form S-3
14	Registration Statement Number 333-279062 on Form S-8

/s/ Ernst & Young LLP

Atlanta, Georgia
June 26, 2025